Exhibit 5.1

February 6, 2026

Board of Directors
American Battery Technology Company

100 Washington Street, Suite 100

Reno, NV 89503

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to American Battery Technology Company (the “Company”), in connection with its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). On May 16, 2021, the Board of Directors of the Company (the “Board”) approved the 2021 Equity Incentive Plan (as amended, the “Plan”) for the issuance of up to 60,000,000 shares (the “Initial Shares”) of the Company’s common stock (“Common Stock”) under the Plan, which was subsequently approved by the stockholders of the Company, effective as of May 16, 2021. The Company registered (i) the Initial Shares for issuance under the Plan in a Registration Statement on Form S-8, File No. 333-257800, filed with the Commission on July 9, 2021, (ii) an additional 5,988,851 shares available for issuance under the Plan, in accordance with Section 4.3(a) thereof, in a Registration Statement on Form S-8, File No. 333-283557, filed with the Commission on December 2, 2024, and (iii) an additional 8,439,238 shares available for issuance under the Plan, in accordance with Section 4.3(a) thereof, in a Registration Statement on Form S-8, File No. 333-287703, filed with the Commission on May 30, 2025. Pursuant to the Registration Statement, the Company is registering an additional 13,103,332 shares (the “Evergreen Shares”) for issuance under the Plan in accordance with Section 4.3(a) thereof. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement other than as to the valid issuance of the Evergreen Shares.

As the basis for the opinion hereinafter expressed, we have reviewed originals or copies of the following:

A.	an executed copy of the Registration Statement;

B.	a copy of the Articles of Incorporation of the Company, filed with the Secretary of State of the State of Nevada on October 6, 2011, as amended and restated by the Amended and Restated Articles of Incorporation filed on April 29, 2019, as amended by the Certificate of Amendment filed on October 29, 2019, the Certificate of Amendment filed on August 12, 2021, the Certificate of Change filed on August 31, 2023 and Certificate of Amendment filed on November 14, 2024, and certified as of a recent date;

C.	a copy of the Amended and Restated Bylaws of the Company, effective as of October 14, 2025;

D.	a copy of the resolutions adopted by the Board relating to, among other things, the approval of the Plan and the filing of the Registration Statement; and

Location	Mailing Address	Contact
555 17th Street, Suite 3200	P.O. Box 8749	p: 303.295.8000 | f: 303.295.8261
Denver, CO 80202-3921	Denver, CO 80201-8749	www.hollandhart.com

Holland & Hart LLP   Anchorage   Aspen   Billings   Boise   Boulder   Cheyenne   Denver   Jackson Hole   Las Vegas   Reno   Salt Lake City   Santa Fe   Washington, D.C.

February 6, 2026 Page 2

E.	the certificate of good standing covering the Company, issued by the Secretary of State of the State of Nevada as of a recent date (the “Certificate of Good Standing”).

We have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed for purposes of this opinion: (a) information contained in documents reviewed by us is true, complete and correct; (b) the genuineness and authenticity of all signatures on original documents; (c) the accuracy and completeness of all documents delivered to us and the authenticity of all documents submitted to us as originals; (d) the conformity to originals of all documents submitted to us as copies; (e) the accuracy, completeness and authenticity of certificates of public officials; (f) the legal capacity of all natural persons; and (g) the due authorization, execution and delivery of all documents by parties other than the Company.

We are opining herein as to Chapter 78 of Nevada Revised Statutes, as amended, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Evergreen Shares have been duly authorized for issuance pursuant to the Plan, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We expressly disavow any obligation to advise you with respect to future changes in law or in our knowledge or as to any event or change of condition occurring subsequent to the date of this letter. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Holland & Hart LLP

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